UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2018

ANVIA HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55673	81-3416105
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

1125 E. Broadway, Suite 770

Glendale, California 91250

(Address of principal executive offices)

(323) 713-3244

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2018 Anvia Holdings Corporation (the “Company”) entered into a term sheet to acquire all of the issued and outstanding common shares from the shareholders of Xamerg Pty Ltd., an Australian vocational education institution operating under the name Eagle Academy (the “Eagle Academy”) The document signed by both parties, subject to certain conditions, constitutes a binding offer and obligation upon both parties to enter into a formal acquisition agreement to consummate the acquisition as soon as practical. Based on the information provided to the Company, and subject to further “due diligence”, the Company will purchase the shares of Eagle Academy for AU$1,300,000. Furthermore, the Company will transfer AU$300,000 in lieu of any pro-rata calculations and transfers of unused pre-paid tuition, commissions, and advance paid expenses. The exact amount of such transfers will be recalculated at the closing. The acquisition of Eagle Academy by the Company excludes the bank guarantees in the amount of AU$97,988 provided by certain Eagle Academy shareholders, regarding lease for premises occupied by Eagle Academy (which may be increase by the landlords as part of an assignment of leases or consent to change of ownership). The proposed acquisition and the purchase price assume that the Company will have no liabilities or debt at the closing. The parties anticipate that the acquisition will close within 75 days from the date of the term sheet. There is no assurance that the acquisition will close or if it closes that the purchase price will not change upward or downward depending on further due diligence

As soon as a formal Acquisition Agreement (the “Agreement”) is signed by both parties, the Company shall file another Form 8-K , together with a copy of the Agreement and with a date when financial statements of Eagle Academy will be filed.

Item 7.01 Regulation FD Disclosure

On October 12, 2018, Anvia issued a press release announcing the acquisition of Xamerg Pty Ltd., an Australian vocational education institute operation under the name “Eagle Academy”. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued October 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANVIA HOLDINGS CORPORATION

Dated: October 18, 2018	By:	/s/ Ali Kasa
Ali Kasa President